                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                         SILICON VALLEY BANCSHARES
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            REGISTRANT
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/x/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                               [INSERT LOGO HERE]

                           SILICON VALLEY BANCSHARES

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            THURSDAY, APRIL 18, 1996
                                   4:00 P.M.

TO THE SHAREHOLDERS:

    I am pleased to invite you to attend the 1996 Annual Meeting of Shareholders of Silicon Valley Bancshares, which will be held at the Renaissance Meeting Center at Techmart, Silicon Valley Room, 5201 Great America Parkway, Santa Clara, California 95054, on Thursday, April 18, 1996, 4:00 p.m., local time. The purposes of the meeting are to:

    1. Elect Directors to serve for the ensuing year and until their successors are elected.

    2. Approve an amendment to the Silicon Valley Bancshares 1989 Stock Option Plan.

    3. Approve an amendment to the Company's Bylaws to change the authorized range of Directors.

    4. Ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors.

    5.  Transact such other business as may properly come before the meeting.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE ENCOURAGED TO MARK YOUR VOTES, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Any shareholder attending the meeting may vote in person even if such shareholder has previously returned a proxy card.

    Only shareholders of record on February 19, 1996 will be entitled to vote at the meeting.

                       BY ORDER OF THE BOARD OF DIRECTORS

Daniel J. Kelleher
CHAIRMAN OF THE BOARD

Santa Clara, California
March 1, 1996

ALTHOUGH YOU MAY PRESENTLY PLAN TO ATTEND THE MEETING, PLEASE INDICATE ON THE ENCLOSED PROXY CARD YOUR VOTE ON THE MATTERS PRESENTED AND SIGN, DATE AND RETURN THE PROXY CARD. IF YOU DO ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT THAT TIME. WE ENCOURAGE YOU TO VOTE FOR THE ELECTION OF ALL TEN (10) NOMINEES FOR DIRECTORS, FOR APPROVAL OF THE AMENDMENT TO THE SILICON VALLEY BANCSHARES 1989 STOCK OPTION PLAN, FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S BYLAWS, AND FOR RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                      PROXY STATEMENT -- TABLE OF CONTENTS

MATTER                                                                                                          PAGE
-----------------------------------------------------------------------------------------------------------     -----
Information Concerning the Proxy Solicitation..............................................................           1
Proposal No. 1 -- Election of Directors*...................................................................           3
Security Ownership of Directors and Executive Officers.....................................................           5
Information on Executive Officers..........................................................................           6
Report of the Personnel and Compensation Committee of the Board on Executive Compensation..................           7
Return to Shareholders Performance Graph...................................................................          11
Table 1 -- Summary Compensation............................................................................          12
Table 2 -- Option Grants in Fiscal Year 1995...............................................................          13
Table 3 -- Aggregated Option Exercises in Fiscal Year 1995 and Fiscal Year-End Option Values...............          14
Termination Arrangements...................................................................................          14
Board Committees and Meeting Attendance....................................................................          18
Director Compensation......................................................................................          19
Security Ownership of Certain Beneficial Holders...........................................................          20
Compliance with Section 16(a) of the Exchange Act..........................................................          21
Certain Relationships and Related Transactions.............................................................          21
Proposal No. 2 -- Approval of Amendment to the 1989 Stock Option Plan*.....................................          21
Table 4 -- Amended Plan Benefits Table.....................................................................          22
Proposal No. 3 -- Approval of Amendment to Bylaws*.........................................................          28
Proposal No. 4 -- Ratification of Appointment of Independent Auditors*.....................................          29
Shareholder Proposals -- 1997 Annual Meeting...............................................................          29
1995 Annual Report.........................................................................................          29
Other Matters..............................................................................................          30

------------------------
*Denotes Items to be Voted on at the Meeting

               Mailed to shareholders on or about March 11, 1996

                            ------------------------

                                PROXY STATEMENT
                                       OF
                           SILICON VALLEY BANCSHARES
                               3003 TASMAN DRIVE
                         SANTA CLARA, CALIFORNIA 95054

                            ------------------------

                 INFORMATION CONCERNING THE PROXY SOLICITATION

GENERAL

    This Proxy Statement is furnished in connection with the solicitation of the enclosed Proxy by, and on behalf of, the Board of Directors of Silicon Valley Bancshares, a California corporation and bank holding company (the "Company") for Silicon Valley Bank (the "Bank"), for use at the 1996 Annual Meeting of Shareholders of the Company to be held in the Silicon Valley Room at the Renaissance Meeting Center at Techmart, 5201 Great America Parkway, Santa Clara, California 95054, ON THURSDAY, APRIL 18, 1996 AT 4:00 P.M., local time and at all postponements or adjournments thereof (the "Meeting"). Only shareholders of record on February 19, 1996 (the "Record Date") will be entitled to vote at the Meeting and any postponements or adjournments thereof. At the close of business on the Record Date, the Company had 9,136,767 outstanding shares of its no par value Common Stock (the "Common Stock") held by 687 shareholders of record.

    The Company's principal executive offices are located at 3003 Tasman Drive, Santa Clara, CA 95054 and its telephone number at that location is (408) 654-7400.

VOTING

    Shareholders of the Company's Common Stock are entitled to one vote for each share held, except that for the election of directors, each shareholder has cumulative voting rights entitling the shareholder to as many votes as shall equal the number of shares held by such shareholder multiplied by the number of directors to be elected. A shareholder may cast all his or her votes for a single candidate or distribute such votes among as many of the candidates he or she chooses (up to a maximum of the number of directors to be elected). However, no shareholder shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such shareholder) for a candidate unless such candidate's or candidates' names have been placed in nomination prior to the voting in accordance with Section
2.11 of the Bylaws of the Company and the shareholder (or any other shareholder) has given notice at the meeting prior to the voting of the shareholder's intention to cumulate votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates properly placed in nomination. The Proxy Holders are given discretionary authority under the terms of the Proxy to cumulate votes represented by shares for which they are named Proxy Holders.

    Section 2.11 of the Bylaws of the Company governs nominations for election of members of the Board of Directors, as follows: nominations for election of members of the Company's Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Company entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the Secretary of the Company not less than twenty-one (21) days nor more than sixty (60) days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one (21) days notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed; provided further, that if notice of such meeting is sent by third-class mail as permitted by the Bylaws, no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of Common Stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of Common Stock of the Company owned by the notifying shareholder. Nominations not made in accordance herewith may, at the discretion of the Chairman of the meeting, be disregarded and upon the Chairman's instructions, the Inspector of Election can disregard all votes cast for each such nominee.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

    While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this matter. Accordingly, abstentions will have the same effect as a vote against the proposal.

    Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal on which the broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the amendment of the 1989 Stock Option Plan). However, with respect to a proposal that requires a majority of the outstanding shares (such as the amendment to the Bylaws), a broker non-vote has the same effect as a vote against the proposal.

REVOCABILITY OF PROXIES

    Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke the Proxy at any time prior to its exercise. A Proxy is revocable prior to the Meeting by delivering either a written instrument revoking it or a duly executed Proxy bearing a later date to the Secretary of the Company. Such Proxy is also revoked if the shareholder is present at the Meeting and votes in person.

SOLICITATION

    This solicitation of proxies is made by, and on behalf of, the Board of Directors of the Company. The Company will bear the entire cost of preparing, assembling, printing and mailing Proxy materials furnished by the Board of Directors to shareholders. Copies of Proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Company's Common Stock. In addition to the solicitation of Proxies by use of the mail, some of the officers, directors and regular employees of the Company and the Bank may (without additional compensation) solicit Proxies by telephone or personal interview, the costs of which the Company will bear.

    Unless otherwise instructed, each valid returned Proxy that is not revoked will be voted in the election of directors "FOR" the nominees to the Board of Directors, "FOR" the proposed amendment to the Company's 1989 Stock Option Plan, "FOR" approval of the amendment to the Company's Bylaws, "FOR" ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors, and at the Proxy Holders' discretion on such other matters, if any, as may properly come before the Meeting or any postponement or adjournment thereof (including any proposal to adjourn the Meeting).

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES

    The Company's Bylaws currently provide for a range of from ten (10) to nineteen (19) directors and permit the exact number to be fixed by the Board. Effective as of April 18, 1996, the Board has fixed the exact number of directors at ten (10).

NOMINEES FOR DIRECTOR

    All Proxies will be voted "FOR" the election of the following ten (10) nominees recommended by the Board of Directors, all of whom are incumbent directors, unless authority to vote for the election of directors is withheld. All of the nominees have served as directors of the Company since the last Annual Meeting of Shareholders, except David M. deWilde. Mr. deWilde recently was appointed to the Board of Directors by the Board to fill a vacancy. All incumbent directors are nominees for re-election to the Board. If any of the nominees should unexpectedly decline or be unable to act as a director, the Proxies may be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those listed below. Directors of the Company serve until the next annual meeting of shareholders or until their successors are elected and qualified.

    The names and certain information about each of the Company's nominees for director as of the Record Date are set forth below.

                                        (1)    PRINCIPAL OCCUPATION OR EMPLOYMENT                                      DIRECTOR
     NAME OF DIRECTOR           AGE     (2)    OTHER BUSINESS AFFILIATIONS AND PUBLIC COMPANY DIRECTORSHIPS              SINCE
---------------------------     ---     ----------------------------------------------------------------------------  -----------
Gary K. Barr                    51             (1)  President  and Chief Executive Officer, Pacific Coast Capital (a        1982
                                                    real estate  investment  and  management  company),  Carbondale,
                                                    Colorado since August 1992.
                                               (2)  President  and Chief Executive Officer, Landsing Pacific Fund (a
                                                    California real estate investment  and management company)  from
                                                    1984  to August 1992. Interim  Acting Chief Executive Officer of
                                                    the Company and the Bank from January 1993 to May 1993.

James F. Burns, Jr.             58             (1)  Executive  Vice  President  and  Chief  Financial  Officer,  CBR        1994
                                                    Information  Group  (a credit  and mortgage  reporting company),
                                                    Houston, Texas since September 1988.
                                               (2)  Executive  Vice   President   and   Chief   Financial   Officer,
                                                    Integratec,   Inc.  (a  company  providing  credit  origination,
                                                    servicing, and collection services and the parent company of CBR
                                                    Information Group prior to spin-off of CBR in 1993) from 1988 to
                                                    1993.

John C. Dean                    48             (1)  President and Chief  Executive Officer  of the  Company and  the        1993
                                                    Bank  since  May  1993.  Also,  see  "Information  on  Executive
                                                    Officers" below.
                                               (2)  Advisory Member  of Board  of  Directors, American  Central  Gas
                                                    Companies, Inc., Tulsa, Oklahoma since August 1994.

David M. deWilde                55             (1)  Founder and Managing Director, Chartwell Partners International,        1995
                                                    Inc. (an executive search firm) since 1989.
                                               (2)  Director,  Berkshire Realty Company, Inc., Boston, Massachusetts
                                                    since 1993.

                                        (1)    PRINCIPAL OCCUPATION OR EMPLOYMENT                                      DIRECTOR
     NAME OF DIRECTOR           AGE     (2)    OTHER BUSINESS AFFILIATIONS AND PUBLIC COMPANY DIRECTORSHIPS              SINCE
---------------------------     ---     ----------------------------------------------------------------------------  -----------
Clarence J. Ferrari, Jr.,       61             (1)  Founder and  Principal,  Ferrari, Alvarez,  Olsen  and  Ottoboni        1983
Esq.                                                (Attorneys-at-Law), San Jose, California since 1981.

Henry M. Gay                    71             (1)  Retired.                                                                1982
                                               (2)  Founder  and  Director,  Triad Systems  Corporation  (a computer software company), Livermore, California since 1971.

Daniel J. Kelleher 1            53             (1)  Private Investor, Los Altos Hills, California.                          1986

James R. Porter                 60             (1)  President, Chief Executive Officer, and Director, Triad  Systems        1994
                                                    Corporation (a computer software company), Livermore, California since September 1985.
                                               (2)  Member  of Board  of Directors,  Brock Control  Systems (a sales automation company), Atlanta, Georgia since April 1993.

Michael Roster, Esq. 2          50             (1)  General Counsel, Stanford University, Stanford, California since        1994
                                                    August 1993.
                                               (2)  From 1987 to 1993, partner in the national law firm of  Morrison
                                                    & Foerster.

Ann R. Wells                    52             (1)  Chief  Executive Officer, Ann Wells  Personnel Services, Inc. (a        1986
                                                    personnel agency), Sunnyvale, California since January 1980.

------------------------------
1   Chair of the Company Board and the Bank Board.
2   Vice-Chair of the Company Board and the Bank Board.

VOTE REQUIRED

    The ten (10) nominees for directors receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth information regarding beneficial ownership as of the Record Date of the Company's Common Stock by each of the Company's directors, by each of the executive officers named in the Summary Compensation Table and by all current directors and executive officers as a group. Unless otherwise noted, the respective nominees have sole voting and investment power with respect to the shares shown in the table as beneficially owned.

                                                                    AGGREGATE NUMBER OF SHARES        PERCENT OF
NAME                                                                    BENEFICIALLY OWNED        OUTSTANDING SHARES
------------------------------------------------------------------  ---------------------------  ---------------------
DIRECTORS
Gary K. Barr......................................................              53,725                       .59%
James F. Burns, Jr................................................               5,000                       .06%
John C. Dean *....................................................             175,850(a),(j)               1.93%
David M. deWilde..................................................               2,283                       .03%
Clarence J. Ferrari, Jr., Esq.....................................              75,712(b)                    .83%
Henry M. Gay......................................................              21,051                       .23%
Daniel J. Kelleher................................................              90,381(c)                    .99%
James R. Porter...................................................               4,375                       .05%
Michael Roster, Esq...............................................               7,000                       .08%
Ann R. Wells......................................................              88,930(d)                    .98%

EXECUTIVE OFFICERS
Glen Blackmon.....................................................              36,932(e),(k)                .40%
A. John Busch.....................................................              31,681(f),(l)                .35%
John C. Dean......................................................        (See listing above under "Directors")
James F. Forrester................................................              56,044(g),(m)                .62%
Richard H. Harding................................................              33,069(h),(n)                .36%
Glen G. Simmons...................................................              26,924(i),(o)                .30%
All current directors and executive officers as a group (15
 persons).........................................................             708,957**                    7.77%

------------------------------
Includes (1) the following number of shares subject to options where the options are exercisable within 60 days after the Record Date and (2) the following number of shares under the Company's Employee Stock Ownership Plan:

(1)                              (1) (Continued)                  (2)
(a) 50,000 shares                (f)  26,405 shares               (j) 48,159 shares
(b)  6,893 shares                (g) 33,410 shares                (k)  2,598 shares
(c)  9,193 shares                (h) 26,405 shares                (l)  2,978 shares
(d)  9,193 shares                (i)  24,060 shares               (m)10,387 shares
(e) 24,060 shares                                                 (n)  2,804 shares
                                                                  (o)  2,597 shares

* Share ownership shown does not include 10,000 shares in the aggregate held in two trusts for which Mr. Dean's brother serves as trustee for the benefit of Mr. Dean's two daughters, as to which shares Mr. Dean disclaims beneficial ownership.

** Includes 209,619 shares subject to options where the options are exercisable within 60 days after the Record Date.

                       INFORMATION ON EXECUTIVE OFFICERS

    The positions and ages as of the Record Date of the executive officers of the Company and the Bank are as set forth below. There are no family relationships among directors or executive officers of the Company and the Bank.

                                                                                                                EMPLOYEE
NAME AND POSITION                         AGE                         BUSINESS EXPERIENCE                         SINCE
------------------------------------      ---      ----------------------------------------------------------  -----------
JOHN C. DEAN                                  48   Prior to joining the Company and the Bank in May 1993, Mr.     1993
  President, Chief Executive Officer               Dean  served as  President and Chief  Executive Officer of
  and Director of the Company and                  Pacific First Bank,  a $6.5 billion  federal savings  bank
  the Bank                                         headquartered  in Seattle,  Washington from  December 1991 until April 1993. From  1990 to 1991,  Mr. Dean served  as
                                                   Chairman  and Chief Executive  Officer of First Interstate
                                                   Bank of Washington  and from  1986 to  1990, Chairman  and
                                                   Chief  Executive  Officer  of  First  Interstate  Bank  of
                                                   Oklahoma.

GLEN BLACKMON                                 40   Mr. Blackmon joined the Bank  in August 1993 as  Executive     1993
  Executive Vice President, Chief                  Vice  President and Chief  Information Officer. He assumed
  Financial Officer and Chief                      the role of Chief Financial Officer of the Company and the
  Information Officer of the Company               Bank in September  1995. Prior  to joining  the Bank,  Mr.
  and the Bank                                     Blackmon served as President and Chief Information Officer of  Boatmen's Information Systems  of Iowa, formerly known as First  Interstate Information  Systems of  Iowa,  Inc.,
                                                   from March 1990 to April 1993.

A. JOHN BUSCH                                 41   Mr.  Busch served  as Executive  Vice President  and Chief     1993
  Executive Vice President, Chief                  Lending and Credit Officer at  First National Bank in  San
  Credit Officer and General Counsel               Diego, California from January 1992 until joining the Bank
  of the Company and the Bank                      in  August 1993. From  1982 until January  1992, Mr. Busch held increasingly responsible positions with Union Bank in
                                                   Los Angeles, California in the merchant banking and  legal departments.

JAMES F. FORRESTER                            52   Mr.  Forrester  joined the  Bank  in 1987  as  Senior Vice     1987
  Executive Vice President and                     President of Operations and  Administration. In 1990,  Mr.
  Manager of the Bank's Strategic                  Forrester  founded the  Bank's Southern  California office
  Financial Services Group                         and managed  that  office  until  August  1993.  Prior  to
                                                   becoming   manager  of  the   Bank's  Strategic  Financial
                                                   Services Group in January 1996, Mr. Forrester managed  the
                                                   Bank's  Special Industries  Group and  Northern California
                                                   Technology Group from August 1993 to December 1995.

RICHARD H. HARDING                            51   Since joining the Bank in April 1993, Mr. Harding has held     1993
  Executive Vice President of the                  various positions in  the Bank, including  Manager of  the
  Bank                                             Bank's  Strategic Financial Services Group from April 1993 to December 1995. In January 1996, Mr. Harding assumed the position of Executive Vice President of Special  Projects.
                                                   Prior to joining the Bank, Mr. Harding served as a Partner in  the Private  and Business Banking  Division of Pacific
                                                   First Bank  (a federal  savings  bank) from  January  1992 until April 1993. From August 1973 until January 1992, Mr.
                                                   Harding  held increasingly responsible  positions in First
                                                   Interstate  Bank   of   Washington's   Corporate   Banking
                                                   Division.

GLEN G. SIMMONS                               54   Mr. Simmons joined the Bank in July 1993 as Executive Vice     1993
  Executive Vice President of Human                President  of Human Resources and Administration. Prior to
  Resources and Administration of                  joining the  Bank,  Mr.  Simmons  served  as  Senior  Vice
  the Bank                                         President  and  Director  of  Human  Resources  for  First
                                                   Interstate Bank of Washington  from November 1991 to  June
                                                   1993.  From February  1985 to  November 1991,  Mr. Simmons
                                                   held  increasingly  responsible  positions  in  the  Human
                                                   Resources Division of First Interstate Bank of Washington.

             REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE OF
                      THE BOARD ON EXECUTIVE COMPENSATION

    THE REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT"), EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THE INFORMATION CONTAINED IN THE REPORT BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

    Decisions regarding compensation of the Company's executive officers, including those related to stock and stock options, are considered by the full Board of Directors, based upon the recommendations and analysis performed by the Personnel and Compensation Committee (the "Committee"), currently comprised of Ms. Wells, Chair, and Messrs. Barr, deWilde, Gay, and Roster. However, the Stock Committee makes grants of stock options to executive officers.

KEY PRINCIPLES

    The Committee has adopted the following principles to use for guidance in setting compensation:

    -  PAY COMPETITIVELY

       -The Committee maintains a philosophy that executive compensation  levels should be competitive with that provided to others in other financial institutions of comparable size. In that way, the Company can attract and retain highly-qualified executives critical to the Company's long-term success.

       -Consistent  with  this  philosophy,  the  Committee  regularly   obtains
        information regarding executive salary levels in the financial institutions industry through various sources, including compensation surveys conducted by banking industry associations and independent compensation consultants.

       -The Committee attempts to set (a) base compensation at the midpoint of the range and (b) total compensation (including incentive compensation) in the 75th to 90th percentile range (subject to the Company's financial performance in the top quartile of the Company's competitive group).

    -  TIE INCENTIVE COMPENSATION TO COMPANY FINANCIAL PERFORMANCE

       -The Company's  incentive  compensation  program is  generally  based  on measured financial performance of the Company and of the division managed by the executive officer, if applicable. Incentive payouts primarily depend on results, not efforts. Payouts are calculated as percentages of base salaries, with threshold, target, and stretch payout percentages being set at the beginning of each calendar year. Actual payouts, i.e. whether threshold, target, or stretch amounts, depend on achievement of specifically-defined goals, including corporate, division, and individual goals.

       -In 1995, incentive compensation goals for executive officers were tied to the Company's profitability, and if applicable, the financial results of the division managed by the executive officer.

1995 MARKET SURVEY

    -  EXECUTIVE OFFICERS

       -A review of the Company's executive compensation was completed by an independent compensation consultant in April 1995. In reviewing the 1995 executive compensation programs, the compensation consultant reviewed market data (based on surveys published in 1994) for the Bank's competitive group. The market data was updated to February 1995, assuming a 4% annualized increase. The Bank's competitive group included banks with

        $800 million to $6 billion in assets, with specific Bank officers having been "matched" as closely as possible with competitive group members with similar functional responsibilities. The compensation consultant concluded that the Bank's base salaries were within the competitive range but ranked between the 25th and 50th percentile levels. Further, the total compensation paid to the executive officers (including base salary and bonus) ranked in the 50th percentile. In that a key principle of the Committee is total compensation should be in the 75th to 90th percentile range, the Committee will continue to review executive compensation programs to ensure the Bank moves in the direction of this range. The Committee believes this is critical to retaining highly-qualified executives.

    -  CHIEF EXECUTIVE OFFICER

       -The   April  1995  review  completed  by  the  independent  compensation consultant (described immediately above) reflected that John Dean's 1995 base salary was below the 25th percentile level of base salaries paid to chief executive officers in the Bank's competitive group. Further, John Dean's aggregated 1995 base salary and bonus (based on Mr. Dean's 1995 bonus tied to 1994 performance) ranked below the 50th percentile level of aggregated base salaries and bonuses in the competitive group.

       -In January 1996, the Committee approved a grant of 5,000 shares of restricted stock to Mr. Dean, with none of such shares vesting until January 2000 (at which time 100% of the shares will vest). In approving the stock grant to Mr. Dean, the Committee noted that the grant was being made in recognition of Mr. Dean's success in 1995 (and prior years) in increasing Company shareholder value. The stock grant is subject to approval by the Federal Reserve Bank of San Francisco.

INCENTIVE COMPENSATION PAID BASED ON 1995 COMPANY PERFORMANCE

    -  ACTUAL INCENTIVE COMPENSATION PAYMENTS.

       -CHIEF EXECUTIVE OFFICER. 100% of John Dean's 1995 incentive compensation payment depended on total Company profitability. Under the 1995 Incentive Compensation Program, the threshold, target, and stretch payout amounts (represented as percentages of base salary) for John Dean were 10%, 30%, and 65%, respectively. The Company's 1995 net income reached the stretch goal. Accordingly, John Dean's incentive compensation payment of $152,321 represented approximately 60% of his base salary on December 31, 1995 ($254,200). A portion of Mr. Dean's bonus ($30,464) was deferred.

       -OTHER EXECUTIVE OFFICERS. In addition to the Company's profitability, the Personnel and Compensation Committee set other goals for the other executive officers' threshold, target, and stretch payment goals, namely division and individual performances. For those executive officers in profit-generating units, including James Forrester and Richard Harding, division goals (and actual payments) were tied to financial performance of the respective division, increase in the division's deposits, and client calls made by the division. For those executive officers in support divisions, including Glen Blackmon, John Busch and Glen Simmons, 1995 incentive compensation goals (and actual payments) were tied to management of credit and operational risk, client service, and special projects (including projects involving conversion of the Company's core system and involving relocation to the Company's new headquarters).

    -  EMPLOYEE STOCK OWNERSHIP PLAN

       -Also,  see discussion in "Employee Stock Ownership Plan" below regarding
        payments  to   executives   under  the   Company's   qualified   defined
        contribution plan.

TAX CONSEQUENCES

    To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. The Committee will consider various alternatives to preserving the deductibility of compensation payments (in particular, pursuant to Section 162(m) of the Internal Revenue Code) to the extent reasonably practicable and to the extent consistent with its other compensation objectives. No executive officer received cash compensation in excess of $1 million during 1995, and the Committee does not expect that any executive officer will receive cash compensation in excess of $1 million during 1996. The Committee adopted limitations on the number of shares that may be subject to awards granted under the 1989 Stock Option Plan during any one calendar year to an individual so that compensation derived from stock options granted under such plan would qualify as "performance-based" compensation within the meaning of Section 162(m) and would therefore be deductible by the Company.

                      PERSONNEL AND COMPENSATION COMMITTEE
                              ANN R. WELLS, CHAIR
                                  GARY K. BARR
                      DAVID M. DEWILDE (SINCE AUGUST 1995)
                                  HENRY M. GAY
                    DANIEL J. KELLEHER (UNTIL JANUARY 1995)
                                 MICHAEL ROSTER

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1995, the Personnel and Compensation Committee performed all compensation functions of the Board of Directors. With regard to stock-based compensation (including under the Company's employee benefit plans), the Personnel and Compensation Committee worked with the Stock Committee, which has primary responsibility for reviewing and approving the Company's stock-based compensation plans. (See discussion below under "Board Committees and Meeting Attendance" for additional information on the Personnel and Compensation Committee and the Stock Committee). The Personnel and Compensation Committee and the Stock Committee are currently chaired by Ms. Ann Wells, with Messrs. Barr, deWilde, Gay and Roster serving as members. Mr. Kelleher served on the Personnel and Compensation Committee until January 1995. With the exception of Mr. Barr, who served as Interim Acting Chief Executive Officer of the Bank during the period January 1993 through May 1993, none of the aforementioned persons has ever been an officer or employee of the Company or the Bank.

    Ann R. Wells, Chief Executive Officer of Ann Wells Personnel Services, Inc., provided temporary employment and recruiting services to the Bank in 1995 and is expected to perform such services in 1996. The fees paid to Ann Wells Personnel Services by the Bank did not exceed five (5) percent of that firm's gross revenues for its last full fiscal year and are comparable to those charged by unrelated parties for similar services.

    Freedom Travel (of which Daniel J. Kelleher was a principal owner until March 1995) provided travel agency services to the Bank in 1995. The fees paid to Freedom Travel by the Bank did not exceed five (5) percent of that agency's gross revenues for its last full fiscal year and are comparable to those charged by unrelated parties for similar services.

    As a state-chartered bank that is a member of the Federal Reserve System, the Bank is subject to regular examinations by the California State Banking Department ("Department") and the Federal Reserve Bank of San Francisco. In a concurrent Department/Federal Reserve Bank of San Francisco examination concluded in the fourth quarter of 1993, the regulators identified two loans to Mr. Barr, a director, totaling $529,000 at December 31, 1993, which, in the regulators' opinion, involved more than a normal risk of default. Only one of the loans was outstanding as of December 31, 1995 (with such loan having been upgraded in the prior year to reflect no more than a normal risk of default). As of December 31, 1995, the outstanding balance on this loan was $266,670.

                    RETURN TO SHAREHOLDERS PERFORMANCE GRAPH

    The following graph compares, for the period from December 31, 1990 through December 31, 1995, the cumulative total shareholder return on the Common Stock of the Company with (i) the cumulative total return of the S&P 500 market index,
(ii) the cumulative total return of the NASDAQ stock market index, (iii) the cumulative total return of the NASDAQ Banks Index and (iv) Montgomery Securities' WESTERN BANK MONITOR California Independent Bank Proxy market index. The graph assumes an initial investment of $100 and reinvestment of dividends. The graph is not necessarily indicative of future stock price performance.

                    COMPARISON OF FIVE YEAR CUMULATIVE TOTAL
            RETURN AMONG SILICON VALLEY BANCSHARES, S&P 500, NASDAQ,
      NASDAQ BANKS AND THE CALIFORNIA INDEPENDENT BANK PROXY MARKET ISSUES

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                SILICON VALLEY
                  BANCSHARES          S&P 500    NASDAQ STOCK MARKET -US      NASDAQ BANKS    CALIFORNIA INDEPENDENT BANK PROXY
1990                            100        100                         100               100                                100
1991                         136.54     130.47                      160.56            164.09                             102.21
1992                          86.24     140.41                      186.87            238.85                             102.73
1993                         105.84     154.56                      214.51            272.39                             126.54
1994                         141.12      156.6                      209.69            271.41                             134.24
1995                         250.88     215.46                       296.3            404.35                             185.47

                                [CHART]

                     TABLE 1 -- SUMMARY COMPENSATION TABLE

    The following table sets forth certain information for each of the last three (3) fiscal years concerning the compensation of the Chief Executive Officer and the five other most highly compensated executive officers of the Company and of the Bank ("Named Officers") (based on salary plus bonus for 1995):

                                                                                                   LONG-TERM COMPENSATION
                                                                                           ---------------------------------------
                                                            ANNUAL COMPENSATION                     AWARDS
                                                   --------------------------------------  ------------------------
                                                                                 OTHER                  SECURITIES
                                                                                 ANNUAL    RESTRICTED   UNDERLYING      PAYOUTS
                                                                                COMPEN-       STOCK      OPTIONS/    -------------
                                                   SALARY (1)      BONUS       SATION (2)  AWARDS (3)    SARS (4)    LTIP PAYOUTS
     NAME AND PRINCIPAL POSITION          YEAR        ($)           ($)           ($)          ($)          (#)           ($)
--------------------------------------  ---------  ----------  --------------  ----------  -----------  -----------  -------------
JOHN C. DEAN (6)                          1995     $  254,200  $  152,321(7)       --          --           --            --
  President and Chief                     1994     $  250,525  $  123,681(8)       --          --           --            --
  Executive Officer                       1993     $  175,346  $   75,000      $   87,741   $ 475,000      100,000        --

GLEN BLACKMON (9)                         1995     $  135,000  $   82,781(7)       --          --           21,500        --
  Executive Vice President,               1994     $  124,692  $   62,915          --          --            5,000        --
  Chief Financial Officer                 1993     $   50,000  $   25,000      $   15,064      --           20,000        --
  and Chief Information
  Officer

A. JOHN BUSCH (10)                        1995     $  160,000  $   60,704(7)       --          --           21,500        --
  Executive Vice President,               1994     $  155,525  $   77,523(8)       --          --            3,500        --
  Chief Credit Officer and                1993     $   59,104  $   25,000      $   91,620      --           25,000        --
  General Counsel

JAMES F. FORRESTER                        1995     $  160,000  $   75,703(7)       --          --           21,500        --
  Executive Vice President                1994     $  145,675  $   73,238          --          --           15,000        --
                                          1993     $  142,083  $   60,000      $  118,125      --           15,000        --

RICHARD H. HARDING (11)                   1995     $  145,000  $   73,450(12)      --          --           21,500        --
  Executive Vice President                1994     $  135,525  $   67,784          --          --            3,500        --
                                          1993     $   92,596  $   30,000      $   35,283      --           25,000        --

GLEN G. SIMMONS (13)                      1995     $  135,000  $   82,781(12)      --          --           21,500        --
  Executive Vice President of             1994     $  128,367  $   62,915      $   45,327      --            5,000        --
  Human Resources and                     1993     $   56,846  $   25,000      $   39,518      --           20,000        --
  Administration

                                         ALL OTHER
                                          COMPEN-
                                        SATION (5)
     NAME AND PRINCIPAL POSITION            ($)
--------------------------------------  -----------
JOHN C. DEAN (6)                         $  23,500
  President and Chief                    $  19,998
  Executive Officer                      $   1,000
GLEN BLACKMON (9)                        $  21,250
  Executive Vice President,              $  17,272
  Chief Financial Officer                $   1,000
  and Chief Information
  Officer
A. JOHN BUSCH (10)                       $  23,500
  Executive Vice President,              $  19,998
  Chief Credit Officer and                  --
  General Counsel
JAMES F. FORRESTER                       $  23,500
  Executive Vice President               $  19,998
                                         $  18,369
RICHARD H. HARDING (11)                  $  22,750
  Executive Vice President               $  18,630
                                         $   1,000
GLEN G. SIMMONS (13)                     $  21,250
  Executive Vice President of            $  17,258
  Human Resources and                    $   1,000
  Administration

------------------------------
 (1) Includes amounts deferred at the election of the executive officer.

 (2) Amounts in this column represent relocation costs incurred by the employee and reimbursed by the Bank. Amounts for the years shown are not reflected if the total value of perquisites paid to the executive officer during a fiscal year did not exceed, in the aggregate, the lesser of $50,000 or 10% of the individual's salary plus bonus in the subject year.

 (3) As of December 31, 1995, Mr. Dean held 50,000 restricted shares of the Company's Common Stock, with a market value of $1,200,000. Market values were based on the $24.00 closing market price of the Company's Common Stock on the National Association of Securities Dealers Automated Quotation/National Market System on December 29, 1995, the last trading day of 1995. Holders of restricted stock have rights equivalent to those of other shareholders, including voting rights and rights to dividends. Since the date of grant, Mr. Dean's restricted stock grant was amended to change the vesting, which originally provided for a three-year vesting period beginning in 1994, to provide for 100% cliff-vesting in 1996 (with vesting contingent upon continued employment). Accordingly, all of Mr. Dean's shares will vest on March 31, 1996.

 (4) The numbers in this column reflect shares of common stock underlying options. No Stock Appreciation Rights ("SARs") were awarded during the years 1993 through 1995.

 (5) Amounts in this column represent employer contributions to the Company's combined 401(k) and Employee Stock Ownership Plan.

 (6) Mr. Dean joined the Company and the Bank in May 1993.

 (7) Bonus grant is subject to approval by the Federal Reserve Bank of San Francisco. Also, 20% of the executive's bonus was deferred.

 (8) These bonuses were payable in stock, with the number of shares tied to the closing market price of the Company's stock ($13.625) on the date of Board approval of the bonuses (January 24, 1995). With regard to such stock grants, the Board offered the executive officers their choice of the following: (1) 100% of the bonus amount would be paid in stock, with the officer being responsible to pay out-of-pocket the taxes related to such stock grant or (2) the bonus amount would be paid in part stock and part cash, with the cash portion of such bonus amount being equal to the amount of taxes payable on the total bonus amount. (Such cash portion was withheld by the Company to pay the taxes, and accordingly, no cash was payable to the executive). Mr. Dean selected the former alternative, and Mr. Busch selected the latter alternative.

 (9) Mr. Blackmon joined the Company and the Bank in August 1993.

(10) Mr. Busch joined the Company and the Bank in August 1993.

(11) Mr. Harding joined the Bank in April 1993.

(12) 20% of the executive's bonus was deferred.

(13) Mr. Simmons joined the Bank in July 1993.

STOCK OPTIONS

    The following table sets forth information concerning the grant of options to purchase the Company's Common Stock to the Named Officers during 1995:

                TABLE 2 -- OPTION/SAR GRANTS IN LAST FISCAL YEAR

                         INDIVIDUAL GRANTS IN 1995 (1)

                                                                                                         POTENTIAL REALIZABLE
                                                                                                           VALUE AT ASSUMED
                                                NUMBER OF    PERCENT OF TOTAL                            ANNUAL RATE OF STOCK
                                               SECURITIES        OPTIONS/                                 PRICE APPRECIATION
                                               UNDERLYING     SARS GRANTED TO   EXERCISE OR              FOR OPTION TERM (3)
                                              OPTIONS/ SARS    EMPLOYEES IN     BASE PRICE   EXPIRATION  --------------------
NAME                                           GRANTED (#)    FISCAL YEAR (2)    ($/SHARE)      DATE      5% ($)     10% ($)
--------------------------------------------  -------------  -----------------  -----------  ----------  ---------  ---------
John C. Dean................................       --               --              --           --         --         --
Glen Blackmon...............................       21,500            5.84%       $   13.63   01/24/2000  $  80,963  $ 178,907
A. John Busch...............................       21,500            5.84%       $   13.63   01/24/2000  $  80,963  $ 178,907
James F. Forrester..........................       21,500            5.84%       $   13.63   01/24/2000  $  80,963  $ 178,907
Richard H. Harding..........................       21,500            5.84%       $   13.63   01/24/2000  $  80,963  $ 178,907
Glen G. Simmons.............................       21,500            5.84%       $   13.63   01/24/2000  $  80,963  $ 178,907

------------------------------
(1) Consists entirely of options granted pursuant to the Company's 1989 Stock Option Plan (the "Plan"). The Plan provides for administration of the Plan by the Board of Directors of the Company, or by the Stock Committee (to which Committee the Board has delegated authority to administer the Plan) (the "Administrator"). As Administrator, the Stock Committee designates the persons to be granted options, the type of option, the number of underlying shares, the exercise price, the date of grant and the date options are exercisable. The Administrator also has broad discretion to amend outstanding options or to effect repricings. These options were granted at 100% of the fair market value of the Company's Common Stock on the date of grant. The option grants vest ratably over three years and expire five years from the date of grant. Upon a "Change in Control" of the Company or the Bank, the options will become fully exercisable.

(2) Based on options to purchase an aggregate of 368,250 shares of Common Stock granted to all employees during 1995.

(3) Represents the potential net realizable dollar value of the option grants, i.e., the market price of the underlying shares (adjusted for the assumed annual stock appreciation rates of 5% and 10%, respectively, with the assumed rates compounded annually over the five-year term of the options), minus the aggregate exercise price of the options. The stock price appreciation rates are mandated by SEC rules and do not represent the Company's estimate of future stock prices.

    The following table sets forth information concerning the exercise of options during 1995 and the options held at 1995 fiscal year-end by Named Officers.

       TABLE 3 -- AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                     FISCAL YEAR-END OPTION/SAR VALUES (1)

                                                                        NUMBER OF SECURITIES
                                                                       UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                            SHARES                     OPTIONS/SARS AT FISCAL     IN-THE-MONEY OPTIONS/ SARS
                                          ACQUIRED ON     VALUE               YEAR-END              AT FISCAL YEAR-END (3)
                                           EXERCISE    REALIZED (2) ----------------------------  --------------------------
NAME                                          (#)          ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
----------------------------------------  -----------  -----------  -----------  ---------------  -----------  -------------
John C. Dean............................      --           --           50,000         50,000      $ 753,000    $   753,000
Glen Blackmon...........................      --           --           15,100         31,400      $ 198,204    $   355,351
A. John Busch...........................      --           --           17,940         32,060      $ 244,938    $   367,937
James F. Forrester......................      15,819    $ 159,445       21,150         36,350      $ 274,469    $   427,737
Richard H. Harding......................      --           --           17,940         32,060      $ 278,438    $   384,437
Glen G. Simmons.........................      --           --           15,100         31,400      $ 226,612    $   369,343

------------------------------
(1) Consists entirely of stock options. No stock appreciation rights ("SARs") have been awarded to date.

(2) Represents the market price of the underlying securities on the date of the option exercise, minus the exercise price.

(3) Represents the market value of the underlying securities at 1995 fiscal year-end, based on the $24.00 closing market price of the Company's Common Stock on the National Association of Securities Dealers Automated Quotation/National Market System on December 29, 1995, less the exercise price.

EMPLOYEE STOCK OWNERSHIP PLAN

    The Company makes annual contributions to the now combined 401(k) and Employee Stock Ownership Plan. (In 1995, the Company Employee Stock Ownership Plan [a qualified stock bonus plan under the Internal Revenue Code] merged into the Bank 401(k) Plan [a qualified profit sharing plan under the Internal Revenue Code].) Hereinafter, "ESOP" shall refer to the portion of the combined plan that includes amounts contributed by the Company on a compensation-based formula. The assets of the ESOP (primarily Company stock) are held in trust for the exclusive benefit of the employee-participants. Annual contribution amounts to the ESOP are tied to the Company's profitability. Under the 1995 program, the guaranteed contribution was 5% of each employee's eligible base compensation, with, however, an additional potential 10% (of eligible base compensation) to be paid, depending on attaining Company profitability goals (subject to certain limitations on contributions under the Internal Revenue Code and other limitations, including vesting provisions, under the ESOP). The Company's profitability in 1995 (reaching stretch goals) resulted in contributions to each employee of 15% of annual eligible base compensation.

                            TERMINATION ARRANGEMENTS

    The Bank has entered into Termination Agreements ("Termination Agreements") with Messrs. Dean, Blackmon, Busch, Forrester, Harding, Simmons and other executive officers. The Termination Agreements provide for severance pay and continuation of certain benefits if (1) the executive's employment is terminated following a "Change in Control" (defined below) or (2) the executive is terminated without cause, other than in connection with a Change in Control. The Termination Agreements were approved by disinterested members of the Boards of Directors of the Company and the Bank during 1994.

    TERMINATION FOLLOWING A CHANGE IN CONTROL. In order for an executive to receive benefits under the Termination Agreements following a Change in Control, the executive must (i) be terminated involuntarily without cause or constructively terminated within 12 months following the Change in Control or
(ii) voluntarily terminate his employment within 180 days following a Change in Control (in which case he retains the right to limited severance benefits, including one-half of the termination payments otherwise provided for following a Change in Control).

    Under the Termination Agreements, a "Change in Control" will be deemed to have occurred in any of the following circumstances:

        (1) the acquisition of 50% or more of the outstanding voting stock of the Company or the Bank by any person or entity, with certain exceptions for employee benefit plans of the Company or the Bank;

        (2) the acquisition of 25% or more of the outstanding voting stock of the Company or the Bank by any person or entity and a change in the composition of the Board during the following 12 months such that those persons serving as directors immediately prior to the share acquisition, and those new directors elected by a vote of at least two-thirds of the directors of the Company or the Bank, cease to make up at least 60% of the directors of the Company or the Bank;

        (3) a merger or consolidation of the Company or the Bank with any other corporation, other than a merger or consolidation in which the shareholders of the Company or the Bank immediately prior thereto continue to own at least 75% of the outstanding voting stock of the surviving entity; or

        (4) the complete liquidation of the Company or the Bank, or disposition of all or substantially all of the Company's or the Bank's assets.

    A constructive termination is deemed to have occurred if the executive resigns in writing following a reduction in the executive's then annual base salary, a material reduction in the executive's responsibilities, incentive compensation or benefits, or a relocation by more than 50 miles of the principal place at which the executive works.

    Under the Termination Agreements, the amount of severance benefits payable to an executive whose employment is terminated during the 12 months following a Change in Control is dependent upon the "transaction price multiple" of the then book value of the Company or the Bank. As the transaction price multiple of book value increases above 1.0, the severance benefit (represented as a multiple of the executive's base salary) increases. For the percentage of consideration received in excess of book value, the executive is entitled to receive twice that percentage multiplied by his then annual base salary. Also, the executive is entitled to a pro rata portion of earned bonus compensation. Finally, upon such a termination, all outstanding options (representing interests in the Company's Common Stock) will become immediately and fully vested (and may be exercised within three months following termination) and all restrictions upon any restricted Company stock will lapse immediately and all such shares will become fully vested.

    In linking the amount of termination payments within 12 months following a Change in Control to the transaction price multiple of book value, the Boards of Directors of the Company and the Bank underscored their view that management should be rewarded correspondingly for increased shareholder value. Therefore, the amount of severance payments to executives under the Termination Agreements increases in direct proportion to increases in value realized through a Change in Control of the Company or the Bank. Conversely, sale of the Company or the Bank for less than book value, would result in no cash payout to executives under the Termination Agreements, although they would still be entitled to acceleration of vesting and continuation of benefits.

    The severance program approved by the Boards of the Company and the Bank includes non-executive Bank officers above a specified grade level in the Bank. The amount of severance benefits payable to officers below the executive level is likewise dependent upon the "transaction price multiple" described above. Under the program for non-executive officers, as the grade level of the officer in the Bank increases, the multiple of the officer's base salary used in determining the severance benefit increases.

    In reviewing the proposed Termination Agreements, the Boards of the Company and the Bank researched Change in Control protections afforded to employees in other banking institutions of similar size. Based on this review, it is the Board's view that the program approved by the Boards is less generous to employees than programs typically afforded to other institutions' employees, particularly, in light of the required premium benefits to shareholders as a condition to any cash severance payments being made.

    TERMINATION WITHOUT CAUSE. Under the Termination Agreements, executives are entitled to different severance benefits if they are terminated without cause either prior to a Change in Control or more than 12 months after a Change in Control. The severance benefit is equal to 50% of the executive's then annual base salary, plus a pro rata portion of earned bonus compensation. The payment may be made in a lump sum or, at the executive's election, in equal monthly installments for a period not to exceed six months from the date of termination. During the period, the executive is entitled to receive reasonable outplacement services and continuation of insurance and other health related benefits provided by the Bank. Also, all outstanding options (representing interests in the Company's Common Stock) on the date of termination will become immediately and fully vested (and may be exercised within three months following termination) and all restrictions upon any restricted Company stock will lapse immediately and all such shares will become fully vested.

    LIMITATION ON SEVERANCE PAYMENTS. To the extent that the severance payments otherwise called for by the Termination Agreements would trigger "golden parachute" tax treatment pursuant to Section 280G and/or Section 4999 of the Internal Revenue Code, the payments will be reduced so that such adverse tax consequences to the Company are not triggered.

DEAN EMPLOYMENT AGREEMENT

    Mr. Dean entered into an employment agreement with the Company and the Bank, effective April 12, 1993. The agreement provided for a one-year term of employment, renewable annually thereafter by mutual agreement. Pursuant to his employment agreement, Mr. Dean received a grant of 50,000 shares of restricted stock in 1993, of which 25% were originally scheduled to vest on each of March 31, 1993, 1994, 1995 and 1996. Such shares were originally subject to a restriction on resale for two years following vesting. This stock grant was amended in the last quarter of 1993 to provide that no shares would vest until March 31, 1996, at which time 100% of the shares would vest. The agreement was further amended in 1995 to delete the two-year resale restriction. (The resale restriction was deleted to provide Mr. Dean with sufficient liquidity to pay the income taxes on the 50,000 shares vesting in 1996.) Additionally, under Mr. Dean's employment agreement, the Company granted Mr. Dean options to purchase 50,000 shares of the Company's Common Stock pursuant to the Company's 1989 Stock Option Plan (with the agreement providing for options to purchase an additional 50,000 shares under the terms of the agreement). The options vest as to 25% each year, beginning in 1994. With the adoption of the above-described Termination Agreements and with the exception of the above-described terms in Mr. Dean's employment agreement, most key provisions of Mr. Dean's employment agreement have been superseded.

SMITH EMPLOYMENT AGREEMENT

    Roger V. Smith resigned as a member of the Company Board, effective October 24, 1995.
Pursuant to an Employment Agreement, Mr. Smith will remain employed by the Bank through October 31, 1997. Thereafter, Mr. Smith's employment term may be renewed for three successive one-year periods (commencing on November 1, 1997, November 1, 1998, and November 1, 1999, respectively) under certain conditions and circumstances. During the employment term, Mr. Smith shall receive a monthly salary of $8,333. Also, during the employment term, all options held by Mr. Smith will continue to be outstanding and vest in accordance with their respective terms.

WOODWARD CONSULTING AGREEMENT

    Allyn C. Woodward resigned as Senior Executive Vice President and Chief Operating Officer of the Bank, effective April 1, 1995. The Bank and Mr.
Woodward have entered into a consulting agreement, effective April 1, 1995, pursuant to which Mr. Woodward will continue to serve as a consultant to the Bank until October 1996. Under the consulting agreement, the Bank will pay Mr. Woodward $214,200 over the 19-month period from April 1995 to October 1996, for Mr. Woodward's services as a consultant. Until October 1996, all stock options held by Mr. Woodward will continue to be outstanding and vest in accordance with their respective terms. Additionally, the Company and the Bank granted Mr. Woodward 25,000 shares of the Company's Common Stock, which vested as to 1/3 of such number of shares on January 5, 1996 (on account of Mr. Woodward's non-competition with the Bank through and including such date), and which will vest as to 1/3 of such number of shares on each of January 5, 1997 and 1998, contingent upon Mr. Woodward's continued non-competition with the Bank through and including the respective vesting dates.(1)

UYEMURA AGREEMENTS

    The Company and the Bank entered into an agreement with Dennis G. Uyemura pursuant to which Mr. Uyemura resigned as Chief Financial Officer of the Company and the Bank, effective September 15, 1995. In accordance with the "termination without cause" provisions of the Termination Agreement previously entered into between the Bank and Mr. Uyemura, as described above, Mr. Uyemura received a severance benefit equal to 50% of his then annual base salary on the date of termination, plus a pro rata portion of earned bonus compensation. Also, Mr. Uyemura's outstanding options on September 15, 1995 became immediately and fully vested. Additionally, the Company, the Bank, and Mr. Uyemura have entered into a Consulting Agreement, pursuant to which Mr. Uyemura has been engaged as a consultant to work on the Company's transition to a new financial management system. During the consulting term (September 15, 1995 through March 15, 1996), Mr. Uyemura will be paid $6,667 per month.

------------------------
(1) As reported in the Company's 1995 Proxy Statement, Mr. Woodward's 25,000 restricted shares of the Company's Common Stock held at December 31, 1994 were forfeited to the Company. The grant described in this paragraph constituted a new grant to Mr. Woodward.

                    BOARD COMMITTEES AND MEETING ATTENDANCE

    The Company and the Bank have Audit, Directors' Loan, Executive, Finance, Personnel and Compensation/Stock Committees of their respective Boards of Directors. Members as of the Record Date were as follows:

AUDIT                                 DIRECTORS' LOAN                       EXECUTIVE
------------------------------------  ------------------------------------  ------------------------------------
Clarence J. Ferrari, Jr., Chair       Gary K. Barr, Chair                   Daniel J. Kelleher, Chair
James F. Burns, Jr.                   John C. Dean                          James F. Burns, Jr.
Henry M. Gay                          David M. deWilde                      John C. Dean
James R. Porter                       Daniel J. Kelleher                    Michael Roster
                                      Ann R. Wells


                                      PERSONNEL AND
FINANCE                               COMPENSATION/STOCK
------------------------------------  ------------------------------------
James F. Burns, Jr., Chair            Ann R. Wells, Chair
John C. Dean                          Gary K. Barr
Clarence J. Ferrari, Jr.              David M. deWilde
James R. Porter                       Henry M. Gay
                                      Michael Roster

AUDIT COMMITTEE (JOINT COMPANY/BANK COMMITTEE)   13 meetings in fiscal year 1995

    - Approves the selection and termination of the Company's independent auditors;

    - Reviews the scope and results of the audit plans of the independent auditors;

    - Reviews the adequacy of the Company's internal accounting controls;

    - Reviews  with management, and with the independent auditors, reports filed
      with  banking  regulatory  agencies   and  the  Securities  and   Exchange
      Commission;

    - Evaluates the activities and utilization of the Company's internal auditing personnel; and

    - Oversees management's efforts in ensuring that the Company is complying with accounting standards and with federal and state banking laws.

DIRECTORS' LOAN COMMITTEE (BANK COMMITTEE)       62 meetings in fiscal year 1995

    - Works with management in seeking to ensure that the Bank maintains and enforces the Bank's credit policy and credit procedures;

    - Works  with  management   in  ensuring  compliance   with  lending   limit
      restrictions and with established portfolio constraints and limitations;

    - Works with management in ensuring problem credits are identified on a timely basis;

    - Establishes lending authority levels for Bank committees and respective officer levels in the Bank; and

    - Reviews the Bank's community delineation's to ensure that they meet the purposes of the Community Reinvestment Act.

EXECUTIVE COMMITTEE (SEPARATE COMPANY/BANK COMMITTEES) 8 meetings (Company Executive
                                                       Committee) in fiscal year
1995
                                                      5 meetings (Bank Executive
                                                       Committee) in fiscal year
                                                      1995

    - Works with management in developing long-term strategic plans;

    - Has the authority of the Board between Board meetings, except as otherwise provided by California law; and

    - Serves as the nominating committee for directors as well as Board and Board committee chairs. (The Executive Committee will consider nominees for director who are recommended by shareholders. Shareholders that wish to submit names of prospective director-nominees for consideration by the Executive Committee should do so in writing to the Secretary of Silicon Valley Bancshares, 3003 Tasman Drive, Santa Clara, CA 95054.)

FINANCE COMMITTEE (BANK COMMITTEE)               11 meetings in fiscal year 1995

    - Oversees the Bank's investment and funds management policies, which are comprised of the following four policies: investment policy, liquidity management policy, asset/liability management policy, and capital management policy; and

    - Reviews and approves the Company's and the Bank's insurance policies.

PERSONNEL AND COMPENSATION COMMITTEE              9 meetings in fiscal year 1995
  (BANK COMMITTEE)

    - Works with management in ensuring that the Bank's long-term and short-term
      compensation  programs  are  competitive  and  effective  in   attracting,
      retaining, and motivating highly-skilled personnel;

    - Reviews and approves the Chief Executive Officer's (and the Bank's Managing Committee members') compensation;

    - Ensures that an appropriate mix of long-term and short-term compensation programs are in place to provide performance-oriented incentives to the Bank's employees; and

    - Reviews and approves compensation and employee benefit plans. (With regard to stock-based plans, the Personnel and Compensation Committee coordinates its efforts with those of the Company's Stock Committee.)

STOCK COMMITTEE (COMPANY COMMITTEE)               4 meetings in fiscal year 1995

    - Reviews  and  approves  all  stock-based  compensation  plans,   including
      employee stock option plans and employee stock ownership plans;

    - Makes option grants to executive officers; and

    - Works with the Bank's Personnel and Compensation Committee in ensuring that stock-based compensation plans for the Company and the Bank are effective in incentivizing employees to excel in performance.

    Actions taken by the above-described Board Committees are reported to the Company or Bank Board, as appropriate, following the Committee meetings.

    During fiscal year 1995 (ended December 31, 1995), the Company Board of Directors met 10 times: 4 regular meetings and 6 special meetings. During fiscal year 1995 (ended December 31, 1995), the Bank Board of Directors met 12 times:
12 regular meetings and zero special meetings. All directors attended at least 75% of the aggregate of all Board meetings and meetings held by Committees of which they were members.

                             DIRECTOR COMPENSATION

    Outside directors receive an annual automatic stock grant of 2,500 shares of the Company's Common Stock, together with reimbursement for travel expenses. The annual grants of 2,500 shares are issued under the Company's 1989 Stock Option Plan. Subject to re-election to the Board, each director will be granted an award of 2,500 shares on April 19, 1996 in recognition of 1996-1997 service on the Board. During 1995, Directors Barr, Burns, Ferrari, Gay, Kelleher, Porter, Roster and Wells each received a 2,500-share grant and Director deWilde received a 2,083-share grant upon joining the Board in July 1995.

    The Chair of the Board receives an additional annual fee of $5,000. The Chairs of the respective Board Committees, as well as the Vice-Chair of the Board, each receive an annual fee of $1,500. Finally, outside directors on the Directors' Loan Committee (including the Chair of this Committee) receive $150 for every Committee meeting attended after the first two in any calendar month. The Committee has five scheduled meetings each calendar month.

    The compensation program for outside directors currently is under review by the Personnel and Compensation Committee and is subject to change.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

PRINCIPAL SHAREHOLDERS

    Information concerning the owners of more than 5% of the outstanding Common Stock of the Company (as of the Record Date) follows. The Company knows of no persons other than those entities described below who beneficially own more than 5% of the outstanding Common Stock of the Company.

                                SHARES BENEFICIALLY
                                       OWNED
                              -----------------------
                              NUMBER OF   PERCENT OF
  NAME OF BENEFICIAL OWNER     SHARES       TOTAL
----------------------------  ---------  ------------
Entities affiliated with      704,015(1)        7.7%
Brinson Partners, Inc.
209 South La Salle
Chicago, Illinois 60604

Entities affiliated with      615,945(2)        6.7%
GeoCapital Corporation
767 Fifth Avenue
New York, New York 10153

H.A. Schupf & Co., Inc.       597,990(3)        6.6%
101 East 52nd Street
New York, New York 10022

T. Rowe Price Associates,     519,000(4)        5.7%
Inc.
T. Rowe Price Small
 Cap Value Fund, Inc.
100 E. Pratt Street
Baltimore, Maryland 21202

------------------------------
(1) The number of shares, together with information in this footnote, have been derived from Amendment No. 2 to Schedule 13G dated as of February 9, 1996 by Brinson Partners, Inc. ("BPI"), an investment adviser, as filed with the Securities and Exchange Commission ("SEC"). BPI is a wholly owned subsidiary of Brinson Holdings, Inc. ("BHI"), a parent holding company; and Brinson Trust Company ("BTC"), a bank, is a wholly-owned subsidiary of BPI. BHI is a wholly-owned subsidiary of SBC Holding (USA), Inc. ("SBCUSA"). SBCUSA is a wholly-owned subsidiary of Swiss Bank Corporation ("SBC"). SBC, SBCUSA, BHI and BPI may be deemed to beneficially own and have the power to dispose and vote or direct the disposition of voting of the Common Stock held by BTC and BPI. BTC has shared voting and dispositive power with respect to 188,215 shares and BPI has shared voting and dispositive power with respect to 704,015 shares.

(2) The number of shares in this table, together with information in this footnote, have been derived from the Schedule 13G dated as of February 15, 1996 by GeoCapital Corporation ("GCC"), as filed with the SEC. GCC is deemed to be the beneficial owner of 517,745 shares since it has the sole power to dispose or to direct the disposition of such shares; however, GCC does not have any voting power with respect to such shares. Irwin Lieber and Barry K. Fingerhut, principal stockholders of GCC, own directly 42,650 and 51,350 shares, respectively. Jeanne E. Flaherty, an employee of GCC, owns 500 shares; Seth Lieber, an employee of GCC, owns 1,500 shares; Jonathan Lieber, an employee of GCC, owns 2,000 shares; and Wilma Engel, an individual, owns 200 shares. In addition, by reason of their ownership interests in GCC, Messrs. Lieber and Fingerhut may also be deemed to be indirect beneficial owners of the 517,745 shares that GCC is deemed to own beneficially.

(3) The number of shares in this table, together with information in this footnote, have been derived from Amendment No. 3 to Schedule 13G dated as of January 26, 1996 by H. A. Schupf & Co., Inc., an investment adviser, as filed with the SEC. H. A. Schupf & Co., Inc., has sole voting power with respect to 50,000 shares and sole dispositive power with respect to all 597,990 shares. Its clients are the actual owners of 547,990 of the shares and have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such securities. No individual client has an interest that relates to more than five (5) percent of the class.

(4) The number of shares, together with information in this footnote, have been derived from the Schedule 13G dated as of February 14, 1996 by T. Rowe Price Associates, Inc. ("TRP Associates"), an investment adviser and T. Rowe Price Small Cap Value Fund, Inc. ("TRP Fund"), as filed with the SEC. TRP Associates has sole voting power with respect to 35,000 shares and sole dispositive power with respect to 519,000 shares. TRP Fund has sole voting power with respect to 480,500 shares (which number of shares is included in the number of shares reported by TRP Associates) and sole dispositive power as to no shares. The ultimate power to receive dividends and the power to direct the receipt of dividends are vested in the individual and institutional clients to which TRP Associates serves as investment adviser. No client has an interest that relates to more than five (5) percent of the class. With respect to securities owned by the TRP Fund, only State Street Bank and Trust Company, as custodian for the TRP Fund, has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The shareholders of the TRP Fund participate proportionately in any dividends and distributions so paid.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    The Company believes that during fiscal year 1995, with the exception of the following items, its officers (as defined in the rules under Section 16 of the Exchange Act) and directors have complied with all Section 16(a) filing requirements, except that (i) James Forrester and Harry Kellogg each made one late filing with regard to one sale in 1995 and (ii) Catherine Ngo made one late filing with regard to one purchase in 1995.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Certain directors of the Company and Bank and the entities with which they are affiliated are customers of the Bank and have had banking transactions with the Bank in the ordinary course of business. The Board of Directors of the Bank adopted a policy during 1992 to prohibit new loans or the renewal of existing loans to insiders after December 31, 1993. Term loans existing at December 31, 1992 were permitted to remain outstanding until scheduled maturity. The Company believes that all extensions of credit included in such transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness and, in the opinion of the Board of Directors of the Bank, did not involve more than a normal risk of collectibility or default or present any other unfavorable features.

    See, however, "Compensation Committee Interlocks and Insider Participation."

                                 PROPOSAL NO. 2
                           APPROVAL OF AMENDMENTS TO
              THE SILICON VALLEY BANCSHARES 1989 STOCK OPTION PLAN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE OPTION PLAN

PROPOSED AMENDMENT

    The 1989 Silicon Valley Bancshares Stock Option Plan (the "Option Plan") was amended by the Board of Directors in February 1996, subject to approval by the Company's shareholders, to reserve an additional 150,000 shares for issuance thereunder, bringing the total number of shares under the Option Plan to 1,626,532 shares. A principal reason for the proposed increase in number of shares under the Option Plan is to provide for the grant of options to purchase 100,000 shares to a consulting firm that has been assisting the Company in development and implementation of a new financial management system. The new financial management system is intended to assist in maximizing shareholder value through enhanced employee performance, by more closely aligning employee interests with that of the Company's shareholders. The option grant to the consulting firm will be made on the date of the Annual Meeting of Shareholders (April 18, 1996) at an exercise price equal to the greater of (a) $20.00 per share or (b) the closing market price of the underlying Common Stock on April 18, 1996, subject to shareholder approval of the increase in number of shares under the Option Plan. If such proposed increase in the number of shares is not approved, the subject consulting contract provides for a cash payment in lieu of the option grant.

PARTICIPATION IN THE OPTION PLAN

    The grant of options, stock purchase rights and stock bonuses under the Option Plan to employees, including the executive officers named in the Summary Compensation Table (the "Named Officers"), is subject to the discretion of the Company's Board of Directors or of the Stock Committee (to which Committee the Board has delegated authority to administer the Option Plan) (the "Administrator"). As of the date of this proxy statement, the only awards that have been granted under the Option Plan are options and stock bonuses. There has been no determination made by the Administrator with respect to future discretionary awards to employees or consultants under the Option Plan. Accordingly, future awards to employees are not determinable. Non-employee directors are only eligible to participate in the automatic grant program under the Option Plan. The automatic grant of shares to non-employee directors under the plan is non-discretionary but is subject to the continued service as a director on the automatic grant date. Accordingly, future awards to non-employee directors are not determinable. The following table sets forth information with respect to the grant of options/stock bonuses during the last fiscal year:

                     TABLE 4 -- AMENDED PLAN BENEFITS TABLE
                             1989 STOCK OPTION PLAN

                                                                                   DOLLAR VALUE   NUMBER OF SHARES
                                                                                        OF           SUBJECT TO
                                                                                  OPTIONS/STOCK     OPTIONS/STOCK
       NAME OR IDENTITY OF GROUP                        POSITION                   BONUSES (1)     BONUSES GRANTED
---------------------------------------  ---------------------------------------  --------------  -----------------

John C. Dean                             President and Chief Executive Officer     $    217,872           9,078(2)

Glen Blackmon                            Executive Vice President, Chief           $    516,000          21,500(3)
                                         Financial Officer and Chief Information
                                         Officer

A. John Busch                            Executive Vice President, Chief Credit    $    571,968          23,832(4)
                                         Officer and General Counsel

James F. Forrester                       Executive Vice President                  $    516,000          21,500(3)

Richard H. Harding                       Executive Vice President                  $    516,000          21,500(3)

Glen G. Simmons                          Executive Vice President                  $    516,000          21,500(3)

All Current Executive Officers as a                                                $  2,853,840         118,910(5)
 Group

All Other Employees as a Group                                                     $  6,475,920         269,830(6)

All Outside Directors as a Group                                                   $  1,114,992          46,458(2)

------------------------------
(1) In the case of options, dollar value does not represent potential realizable value to the optionee, but was computed by multiplying the number of shares by the closing market price of the Company's Common Stock of $24.00 on December 29, 1995 as quoted in the National Association of Securities Dealers Automated Quotation/National Market System. In the case of stock bonuses, dollar value was computed by multiplying the number of shares by the closing market price of the Company's Common Stock of $24.00 on December 29, 1995 as quoted in the National Association of Securities Dealers Automated Quotation/National Market System.

(2)  Includes shares under stock bonuses only.

(3)  Includes shares subject to options only.

(4) Includes 21,500 shares subject to options and 2,332 shares under stock bonuses.

(5) Includes 107,500 shares subject to options and 11,410 shares under stock bonuses.

(6) Includes 260,750 shares subject to options and 9,080 shares under stock bonuses.

    The essential features of the Option Plan are outlined below.

GENERAL

    The Board of Directors believes that the ability to grant equity-based awards is an important factor in attracting and retaining skilled employees, directors and consultants. The Board believes that such equity-based awards help to align the interests of employees, directors and consultants with the interests of the Company and shareholders of the Company.

ESSENTIAL FEATURES

    The Option Plan provides for the grant of stock options, stock bonuses and stock purchase rights to eligible participants. As of December 31, 1995, options to purchase 451,632 shares had been exercised, options to purchase 951,959 shares were outstanding and 72,941 shares were available for future grant. If the shareholders approve the proposed amendment, there will be 222,941 shares available for future grant (of which options to purchase 100,000 shares will be granted to the consulting firm described above.)

PURPOSE

    The purposes of the Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants of the Company and to promote the success of the Company's business.

ADMINISTRATION

    With respect to discretionary grants of options, stock bonus awards or stock purchase rights to employees who are also officers or directors of the Company subject to Section 16(b) of the Exchange Act, the Option Plan will be administered in such a manner as to satisfy the disinterested administration requirements of Rule 16b-3 promulgated under the Exchange Act or any successor rule thereto ("Rule 16b-3"). The Option Plan is currently being administered by the Stock Committee, in conjunction with the Personnel and Compensation Committee (collectively, the "Committee"). With respect to the annual automatic stock awards to members of the Board of Directors, as described below, such grants shall be automatic and not subject to the discretion of any person.

ELIGIBILITY

    The Option Plan provides that discretionary awards may be granted to employees, directors and consultants of the Company or any parent or majority-owned subsidiary. Incentive stock options may be granted only to employees. Except with respect to annual automatic stock bonus awards to members of the Board of Directors, the Board or the Committee selects the recipients and determines the number of shares to be subject to each award. In making such determination, the duties and responsibilities of the recipient, the value of his or her services, his or her present and potential contribution to the success of the Company, the anticipated number of years of future service and other relevant factors are taken into account. As of December 31, 1995, there are approximately 348 employees, nine directors and one consultant eligible to participate in the Option Plan.

AUTOMATIC STOCK AWARDS TO DIRECTORS

    The Option Plan, as amended, provides that members of the Board of Directors, who are not also employees of the Company (or affiliates thereof) and who have not been employees of the Company (or affiliates thereof) for the period commencing three years prior to the date of any grants under this paragraph ("Outside Directors"), shall be automatically awarded 2,500 shares of the Company's Common Stock on the day after the Annual Meeting. Pursuant to this provision, Directors Barr, Burns, deWilde, Ferrari, Gay, Kelleher, Porter, Roster and Wells will receive 2,500 shares if they are re-elected to the Board at the Annual Meeting. Moreover, Outside Directors who are appointed or elected to the Board subsequent to the grant date shall automatically be awarded a number of shares of the Company's Common Stock, on the date of such appointment or election, determined by multiplying 2,500 by a fraction, the numerator of which shall be the number of months until the next May 1 (counting any partial month as a full month) and the denominator of which shall be 12, which number shall be rounded down to the nearest whole integer.

    Director stock awards granted under the Option Plan, as amended, are not subject to vesting or contractual transfer restrictions.

LIMITATIONS ON AWARDS

    The Option Plan limits the discretion allowed to the Committee in granting awards. The limitation provides that no employee may be granted in any one fiscal year awards to receive more than 250,000 shares of Common Stock of the Company. This limitation is intended to preserve the Company's ability to deduct for federal income tax purposes the compensation expense relating to awards granted to certain executive officers under the Option Plan. Without this provision in the Option Plan, Section 162(m) of the Code might limit the Company's ability to deduct such compensation expense.

TERMS OF OPTIONS

    The terms of options granted under the Option Plan are determined by the Board or the Committee. Each option granted under the Option Plan is evidenced by a written stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

        (a) EXERCISE OF THE OPTION. Under forms of Option Agreements used with the Option Plan, options typically vest as to one-quarter to one-third of the shares after the first year of grant and at the rate of one-quarter to one-third of the shares per year thereafter, as determined by the Board of Directors or the Committee, although different vesting schedules may be used. An option granted under the Option Plan is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. Payment for shares issued upon exercise of an option may consist of cash, check, promissory note, other shares of the Company's Common Stock that have been held by the optionee for at least six months, cashless exercise or any combination of such methods of payment, or such other consideration and method of payment as is permitted under applicable laws.

        (b) EXERCISE PRICE. The per share exercise price of options granted under the Option Plan is determined by the Board or the Committee and, in the case of incentive stock options, may not be less than 100% of the fair market value on the date of grant. However, in the case of options granted to an optionee who owns more than 10% of the voting power or value of all classes of stock of the Company, the per share exercise price must not be less than 110% of the fair market value on the date of grant. The closing price of the Company's Common Stock on the National Association of Securities Dealers Automated Quotation/National Market System on December 29, 1995, was $24.00 per share.

        (c) TERMINATION OF STATUS AS AN EMPLOYEE, CONSULTANT OR DIRECTOR. If the optionee's employment or consulting relationship with the Company or status as a Director is terminated for any reason (other than death or disability), options are exercisable for three months (or such other period of time not exceeding six months as is determined by the Board or the Committee) after such termination as to all or part of the shares as to which the optionee was entitled to exercise at the date of such termination.

        (d) DEATH OR DISABILITY OF OPTIONEE. Options are exercisable for no more than 12 months (or such shorter time as is determined by the Board, or the Committee, with such determination in the case of an incentive stock option being made at the time of grant of the option) following termination because of a permanent and total disability or within 12 months by the employee's estate after his or her death.

        (e) TERM AND TERMINATION OF OPTIONS. Options granted under the Option Plan shall be for a term not to exceed 10 years, as determined by the Board or the Committee on the date of grant. No option may be exercised by any person after the expiration of its term. In the case of an option granted to an optionee who, immediately before the grant of such option, owns more than 10% of the voting power of all classes of stock of the Company, the term of the option may not be more than five years.

        (f) OTHER  PROVISIONS.   The  option agreement  may contain  such  other
    terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Board or the Committee.

TERMS OF STOCK PURCHASE RIGHTS

    The Option Plan permits the Company to grant stock purchase rights to purchase Common Stock of the Company ("Stock Purchase Rights") either alone, in addition to, or in tandem with other awards under the Option Plan and/or cash awards made outside the Option Plan. Upon the granting of a Stock Purchase Right, the offeree shall be advised in writing of the terms, conditions and restrictions related to the offer, including the number of shares of Common Stock that the offeree shall be entitled to purchase, the price to be paid and the time within which the offeree must accept such offer (which shall in no event exceed 60 days from the date upon which the Administrator made the determination to grant the Stock Purchase Right). The offer shall be accepted by execution of a restricted stock purchase agreement between the Company and the offeree.

    Unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with the Company for any reason (including death or permanent and total disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

TERMS OF STOCK BONUS AWARDS

    The Option Plan also permits the granting of stock bonuses ("Stock Bonus Awards"). Such awards shall be based on such performance or employment-related factors as the Administrator, in its discretion, shall determine. Stock Bonus Awards may vary from participant to participant and group to group. Such awards shall be granted for no cash consideration.

    Stock Bonus Awards will be payable in Common Stock of the Company and may be subject to forfeiture provisions (i.e., may be in the form of restricted stock with vesting provisions).

NONTRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS

    An option or Stock Purchase Right is not transferable by the recipient, other than by will or the laws of descent and distribution, and is exercisable during the recipient's lifetime only by the recipient. In the event of the recipient's death, options or Stock Purchase Rights may be exercised by a person who acquires the right to exercise the option or right by bequest or inheritance.

CHANGES IN CAPITALIZATION

    In the event a change, such as a stock split or stock dividend payable in Common Stock, is made in the Company's capitalization that results in an exchange of Common Stock for a greater or lesser number of shares without receipt of consideration by the Company, appropriate adjustment shall be made in the price and number of shares subject to outstanding awards. Appropriate adjustment will also be made in the number of shares of Common Stock that have been authorized for issuance under the Option Plan but as to which no awards have yet been granted or that have been returned to the Option Plan upon cancellation of an award. Such adjustments shall be made by the Board of Directors, whose determination shall be final, binding and conclusive, subject to any required action by the shareholders of the Company.

    In the event of a "Change in Control" (defined below) recipients of outstanding options and rights shall have the right to exercise, and shall be vested as to, all outstanding options and rights as to all of the stock covered thereby, including shares as to which the option or right would not otherwise be exercisable or vested. If outstanding options and rights become fully vested in the event of a Change in Control, the Board shall notify all participants that their outstanding options and rights shall be fully exercisable for a period of three months (or such other period of time not exceeding six months as is determined by the Board or Committee at the time of grant) from the date of such notice, and any unexercised options or rights shall terminate upon the expiration of such period.

    "Change in Control" means:

        (1) the acquisition of 50% or more of the outstanding voting stock of the Company or the Bank by any person or entity, with certain exceptions for employee benefit plans of the Company or the Bank;

        (2) the acquisition of 25% or more of the outstanding voting stock of the Company or the Bank by any person or entity and a change in the composition of the Board during the following 12 months such that those persons serving as directors immediately prior to the share acquisition, and those new directors elected by a vote of at least two-thirds of the directors of the Company or the Bank, cease to make up at least 60% of the directors of the Company or the Bank;

        (3) a merger or consolidation of the Company or the Bank with any other corporation, other than a merger or consolidation in which the shareholders of the Company or the Bank immediately prior thereto continue to own at least 75% of the outstanding voting stock of the Company or the Bank; or

        (4) the complete liquidation of the Company or the Bank, or disposition of all or substantially all of the Company's or the Bank's assets.

AMENDMENT AND TERMINATION OF THE PLAN

    The Board may amend or terminate the Option Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary to comply with Rule 16b-3 promulgated under Section 16 of the Exchange Act or with Section 422 of the Internal Revenue Code (the "Code") (or any other successor or applicable law or regulation), the Company shall obtain shareholder approval of any Option Plan amendment in such a manner and to such a degree as is required by the applicable law, rule or regulation. Any amendment or termination of the Option Plan shall not affect awards already granted and such awards shall remain in full force and effect as if the Option Plan had not adversely been amended or terminated, unless mutually agreed otherwise between the recipient and the Company, which agreement must be in writing and signed by the recipient and the Company.

    In any event, the Option Plan shall terminate in 1999. Any awards outstanding under the Option Plan at the time of its termination shall remain outstanding until they expire by their terms.

TAX INFORMATION

    STOCK OPTIONS.    Options  granted  under the  Option  Plan  may  be  either
"incentive   stock  options,"  as  defined  in  Section  422  of  the  Code,  or nonstatutory options.

    INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

    NONSTATUTORY STOCK OPTIONS. All other options that do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the Optionee with respect to shares acquired upon exercise of a nonstatutory option.

    STOCK PURCHASE RIGHTS. Stock Purchase Rights will generally be taxed in the same manner as nonstatutory options. However, restricted stock is usually purchased upon exercise of a Stock Purchase Right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock ceases to be subject to substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company (i.e., as it "vests"). At such times, the purchaser will recognize the ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture. However, a purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, would be equal to the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period would commence on the purchase date. The ordinary income recognized by a purchaser who is an employee will be treated as wages and will be subject to tax withholding by the Company out of the current compensation of the purchaser. If such current compensation is insufficient to pay the withholding tax, the purchaser will be required to make direct payment to the Company for the tax liability. Generally, the Company will be entitled to a tax deduction in the amount and at the time the purchaser recognizes ordinary income.

    Different rules  may apply  in the  case of  purchasers who  are subject  to
Section 16 of the Securities Exchange Act of 1934, as amended.

    STOCK BONUS AWARDS. A recipient who receives restricted stock pursuant to a Stock Bonus Award will recognize ordinary income equal to the fair market value of the stock at the time or times the restrictions lapse (unless a Code Section 83(b) election is timely filed at the time of grant). Different rules may apply if the recipient is subject to Section 16(b) of the Exchange Act. Generally, the Company will be entitled to a tax deduction in the amount and at the time the recipient recognizes ordinary income.

    The foregoing is only a summary of the effect of federal income taxation upon the grantee and the Company with respect to the grant and exercise of options, and with respect to the grant of Stock Purchase Rights and Stock Bonus Awards, under the Option Plan. It does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

VOTE REQUIRED

    Approval of the amendments to the 1989 Stock Option Plan requires the affirmative vote of a majority of the Votes Cast.

                                 PROPOSAL NO. 3
                APPROVAL OF AN AMENDMENT TO THE COMPANY'S BYLAWS
                      TO PROVIDE FOR A BOARD OF DIRECTORS
                    CONSISTING OF EIGHT TO FIFTEEN DIRECTORS
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE BYLAWS

PROPOSED AMENDMENT

    Section 3.2 of the Bylaws of the company currently provides that the number of members of the Board of Directors of the Company shall not be less than 10 nor more than 19. Effective January 1996, the Board of Directors, subject to shareholder approval, authorized an amendment to the Bylaws to provide that the number of directors of the Company shall be not less than eight nor more than 15 directors, with the exact number of directors initially set at 10. The exact number of directors may be changed within such authorized range by a further amendment to Section 3.2 adopted by either the Board of Directors (acting without further shareholder approval) or by the shareholders. Accordingly, it is proposed that Section 3.2 of the Bylaws be amended to read in its entirety substantially as follows:

    "Section 3.2 -- Number and Qualification of Directors.

           The authorized number of directors of the Corporation shall not be less than eight (8) nor more than fifteen (15) until changed by amendment of the Articles of Incorporation or by a bylaw amending this Section 3.2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, provided that a proposal to reduce the authorized minimum number of directors below five cannot be adopted. The exact number of directors shall be fixed from time to time, within the limits specified in this Section 3.2: (i) by a resolution duly adopted by the Board; (ii) by a Bylaw or amendment thereof duly adopted by the vote of a majority of the outstanding shares entitled to vote; or
       (iii) by approval of the shareholders (as defined in Section 153 of the California General Corporation Law). No amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number of directors minus one.

           Subject to the foregoing provisions for changing the number of directors, the number of directors of this Corporation has been fixed at ten (10)."

    The Board determined to amend the Bylaws as set forth above in order that the authorized range of directors for the Company matches the authorized range for the Bank (which range has been from eight to 15 since the original Bylaws of the Bank were adopted in 1983). The proposed change in the authorized range of directors provides the Board of Directors of the Company the flexibility to decrease the authorized number of directors to eight or nine, without shareholder approval, in the event the Board of Directors deems it advisable that the Board of Directors be comprised of less than 10 members in the future.

    The Board of Directors is not permitted to decrease the number of authorized directors if such decrease would have the effect of removing a director from office prior to the expiration of his or her term.

VOTE REQUIRED

    Approval of the proposed amendment to the Bylaws requires the affirmative vote of the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the Bylaw amendment. In the event the shareholders do not approve the amendment to the Bylaws, the authorized range of directors shall remain at not less than 10 nor more than 19 members.

                                 PROPOSAL NO. 4
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The firm of KPMG Peat Marwick LLP has been approved by the Audit Committee and the Board of Directors of the Company to be its independent auditors for the 1996 fiscal year. KPMG Peat Marwick LLP has audited the Company's financial statements since November 1994. KPMG Peat Marwick LLP has no interest, financial or otherwise, in the Company or the Bank.

    Representatives from the firm of KPMG Peat Marwick LLP will be present at the Annual Meeting of Shareholders and afforded the opportunity to make a statement if they desire to do so, and will be available to respond to shareholders' questions.

    The Company's financial statements for fiscal year 1993 were audited by Deloitte & Touche LLP. On November 1, 1994, the Audit Committee of the Board of Directors of the Company (i) dismissed the firm of Deloitte & Touche LLP as independent auditors for the Company and its subsidiaries and (ii) retained the firm of KPMG Peat Marwick LLP as independent auditors for the Company and its subsidiaries for the fiscal year ending December 31, 1994. None of the reports by Deloitte & Touche LLP on the financial statements of the Company for the years in the two-year period ended December 31, 1993, and the subsequent interim period, contain any adverse opinions or disclaimers of opinion nor are they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company's financial statements for each of the years in the two-year period ended December 31, 1993, and in the subsequent interim period, there were no disagreements with Deloitte & Touche LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures, which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the matter in their reports. At the Company's request, Deloitte & Touche LLP provided a letter addressed to the Securities and Exchange Commission stating that it agreed with the above statements.

                  SHAREHOLDER PROPOSALS -- 1997 ANNUAL MEETING

    Shareholders are entitled to present proposals for action at a forthcoming Annual Meeting of Shareholders if they comply with the requirements of California corporate law, the proxy rules and the Company's Bylaws. Any shareholder proposal intended to be presented at the 1997 Annual Meeting of Shareholders of the Company must be received at the Company's Santa Clara office on or before November 11, 1996 in order to be considered for possible inclusion in the Company's Proxy Statement and form of proxy relating to such annual meeting.

                               1995 ANNUAL REPORT

    Enclosed is a copy of the Company's 1995 Annual Report to Shareholders, including financial statements for the year ended December 31, 1995. Shareholders who wish to obtain, without charge, a copy of the Company's Annual Report on Form 10-K (without exhibits) for the year ended December 31, 1995 as filed with the Securities and Exchange Commission should address a written request to Shareholder Relations, Silicon Valley Bancshares, 3003 Tasman Drive, Santa Clara, California 95054.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, there are no other matters that Management intends to present or has reason to believe others will present at the Annual Meeting. If other matters properly come before the Annual Meeting, those who act as Proxy Holders will vote in accordance with their best judgment.

                             THE BOARD OF DIRECTORS

                                          A. Catherine Ngo
                                          CORPORATE SECRETARY

Santa Clara, California
March 1, 1996

                      SILICON VALLEY BANCSHARES
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                       THURSDAY, APRIL 18, 1996

     The undersigned appoints JOHN C. DEAN and A. CATHERINE NGO, or either of them, with full power of substitution for himself or herself, as the Proxy Holder of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the Annual Meeting of Shareholders of Silicon Valley Bancshares to be held on Thursday, April 18, 1996, at 4:00 p.m. at the RENAISSANCE MEETING CENTER AT TECHMART, SILICON VALLEY ROOM, 5201 GREAT AMERICA PARKWAY, SANTA CLARA, CALIFORNIA 95054 and any postponements or adjournments thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner.

1. To elect directors to serve for the ensuing year and until their successors are elected.

/ / FOR all nominees listed below, with the discretionary authority to cumulate votes, except votes withheld

/ / WITHHOLD AUTHORITY to vote for all nominees listed below

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME APPEARING IN THE LIST BELOW:

Gary K. Barr, James F. Burns, Jr., John C. Dean, David M. deWilde, Clarence J. Ferrari, Jr., Henry M. Gay, Daniel J. Kelleher, James R. Porter, Michael Roster, and Ann R. Wells


2. To ratify and approve an amendment to the Silicon Valley Bancshares 1989 Stock Option Plan increasing the number of shares reserved for issuance thereunder by 150,000 shares.

/ / FOR    / / AGAINST   / / ABSTAIN

3. To ratify and approve an amendment to Silicon Valley Bancshares' Bylaws changing the permitted range of the number of directors to a range of eight to 15.

/ / FOR    / / AGAINST   / / ABSTAIN

4. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors.

/ / FOR    / / AGAINST   / / ABSTAIN

5. To vote or otherwise represent the shares on any other business that may properly come before the meeting and any postponements or adjournments thereof, according to the Proxy Holder's decision and in their discretion.

                                                    (CONTINUED ON OTHER SIDE)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE NOMINEES AND PROPOSALS, AND WITH RESPECT TO SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF, AS THE SAID PROXY HOLDERS DEEM ADVISABLE.
__________________________________
(Shareholder Signature)

__________________________________
(Name typed or printed)


Date signed______________________________________________________________, 199

I plan to attend the meeting.
                          / /  YES                           / /  NO

Sign exactly as your name(s) appear(s) on your stock certificate. A corporation is requested to sign its name by its President or other duly authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If stock is registered in two names, both should sign.

SHAREHOLDERS SHOULD MARK, SIGN AND DATE THIS PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE.